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                                                                   Exhibit 10.14


                              SEPARATION AGREEMENT

         THIS SEPARATION AGREEMENT(the "Agreement"), dated as of _____________, is by and between ___________ ("Officer") and PharMerica, Inc., a Delaware corporation (the "Company").

                                    RECITALS

         I. Officer and the Company entered into an Employment Agreement dated as of ____________ (the "Employment Agreement"). Defined terms used herein but not defined herein shall have the meanings set forth in the Employment Agreement.

         II. Officer and the Company desire to document their agreement regarding Officer's separation from employment with the Company and Officer's resignation from any director or officer positions with the Company or its affiliates, effective ___________ (the "Effective Date").

         III. Officer and the Company entered into Nonqualified Stock Option Agreements dated as of ____________, ____________ and ______________ (the
"Option Agreements"), pursuant to which Officer received options to purchase an aggregate of _________ shares of the Company's common stock, which options shall be deemed to be fully vested pursuant to the Employment Agreement and this Agreement and shall not lapse or terminate as a result of this Agreement or the transactions contemplated hereby.

         IV. The parties acknowledge the costs, hazards, and risks of leaving any uncertainty as to their relationships and desire to provide for an orderly termination of the employment relationship between the Company and Officer and to settle in the manner set forth in this Agreement any claims or controversies which might arise between Officer and the Company with respect to Officer's employment with the Company, Officer's separation from employment with the Company, and any claims pursuant to the Employment Agreement or the Option Agreements.


         IT IS THEREFORE AGREED:

         1. Consideration. The parties acknowledge the receipt and adequacy of the consideration as expressed by the recitations and mutual covenants in this Agreement, and other good and valuable consideration.

         2. Resignation. Officer hereby resigns from all positions that he holds as an officer or employee with the Company or its affiliates effective as of 10 a.m. on the



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Effective Date, and the Period of Employment shall cease as of such date and time. Officer understands and agrees that the Company may change his title and duties from the date hereof until the Effective Date.

         3. Agreements with Respect to Certain Obligations. Officer and the Company agree as follows:

                  (a) The Company hereby agrees (i) that all options issued to Officer under the Option Agreements shall be fully vested as of November 30, 1998 and shall remain exercisable for twelve (12) months after the Effective Date; (ii) to grant Officer access to outplacement assistance services of the type Company normally provides until December 31, 1998; and (iii) to pay Officer for all his vacation time and other paid time off accrued as of the Effective Date, payable in a lump sum on the same date that Officer receives his first Severance Payment, as defined below.

                  (b) The Company will indemnify and hold harmless Officer in respect of acts or omissions as an officer occurring up to and including the Effective Date to the fullest extent provided under the Delaware General Corporation Law, the Company's certificate of incorporation and bylaws in effect on the Effective Date.

                  (c) Officer hereby elects to exercise his right under Section 2.1(a) of the Employment Agreement to receive from the Company non-competition severance pay, in payments made twice per month (the "Severance Payments"), in an amount equal to __% of Officer's base salary in effect on the day before the Effective Date, less appropriate deductions, plus health insurance benefits. Such twice-monthly payments shall continue from December 1, 1998 through November 30, 2001 (the "Noncompetition Period"). During the Noncompetition Period Officer shall be bound by the provisions of Section 6.3 of the Employment Agreement.

                  (d) Officer agrees to assist the Company periodically from the Effective Date until _____________ on a full-time, as-needed basis in various administrative functions and in supervising and participating in a smooth and effective transition of officers and personnel of the Company. Company agrees to continue to pay Officer his current monthly base salary as compensation for duties Officer performs pursuant to this Section 3(c), in accordance with the Company's normal payroll procedures, from the Effective Date until _____________. After ____________, Officer will be available to assist the Company on a consulting basis upon terms mutually agreeable to Officer and the Company.

         4. Releases. Officer and the Company agree as follows:

                  (a) Officer hereby releases, discharges and acquits the Company from any causes of action, claims, demands, debts, liability, expense or costs of court of any and every character and nature whatsoever, whether or not previously asserted, whether




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known or unknown, either in or arising out of law of contracts, torts, property rights, statutes or ordinances as to all wrongful discharge claims, all tort, intentional tort, negligence, employee benefit claims and contract claims, any claim for attorneys' fees, costs, or expenses or any claim arising from any federal, state or local civil rights and/or employment law (including but not limited to, Title VII of the Civil Rights Act of 1964, the Texas Commission on Human Rights Act, The Age Discrimination in Employment Act, and the Americans With Disabilities Act) and/or wages bonuses, commissions, at law or in equity, arising out of any matter at any time up to and including the date of execution of this Agreement; and any other matter whatsoever, it being the parties' intention that the scope and breadth of this release be as broad and extensive as lawfully possible in order to lay to rest forever any potential controversies concerning any matters existing or occurring prior to the execution of this Agreement.

                  (b) The Company hereby releases, discharges and acquits Officer from any causes of action, claims, demands, debts, liability, expense or costs of court of any and every character and nature whatsoever, whether or not previously asserted, whether known or unknown, either in or arising out of the law of contracts, torts, property rights, statutes or ordinances, all tort, intentional tort, negligence, reimbursement claims, employee benefit claims and contract claims, any claim for attorneys' fees, costs, or expenses, at law or in equity, arising out of any matter at any time up to and including the date of execution of this Agreement; and any other matter whatsoever, it being the parties' intention that the scope and breadth of this release be as broad and extensive as lawfully possible in order to lay to rest forever any potential controversies concerning any matters existing or occurring prior to the execution of this Agreement.

         5. Comments. Each party agrees not to disparage or make comments of a negative or unfavorable nature with respect to the other.

         6. Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given properly addressed, certified mail, return receipt requested, postage prepaid as follows: if to the Company, to PharMerica, Inc., 3611 Queen Palm Drive, Tampa, FL 33619, Attention: C. Arnold Renschler; and if to Officer, at 4845 Sandy Pointe Court, Sarasota, Florida 34233.

         7. Severability. In the event that any provision of this Agreement shall be held invalid or illegal for any reason, any illegality or invalidity shall not affect the remaining parts of this Agreement, but this Agreement shall be construed and enforced as if the illegal or invalid provision had never been inserted.

         8. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware.




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         9. Entire Agreement. Except as set forth herein, this Agreement constitutes the entire Agreement among the parties with respect to the transactions contemplated in this Agreement and there are no understandings or agreements relating to this Agreement that are not fully expressed in this Agreement.

         10. Waivers and Amendments. This Agreement may be amended, superseded, canceled, renewed, or modified, and the terms hereof may be waived, only by a written instrument signed by the parties, or in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising the right, power or privilege hereunder shall authorize a waiver thereof.

         11. Binding Effect; No Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and the respective successors and permitted assigns and legal representatives. Neither this Agreement nor any other rights, interest, or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties.

         12. Arbitration. The parties agree to negotiate in good faith with respect to any dispute with respect to this Agreement or the transactions contemplated hereby. if the parties are not successful in resolving the dispute through such negotiations, then the parties agree that the dispute shall be settled by arbitration in accordance with the provisions of the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction.

         13. Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

         14. Headings. The headings in this Agreement are for reference only, and shall not effect the interpretation of this Agreement.

         15. Authorization. The Company represents and warrants that the person executing this Agreement on behalf of the Company is duly authorized to act for and on behalf of the Company to execute and deliver this Agreement and that this Agreement is a valid, binding and enforceable agreement of the Company.





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         In witness whereof, the parties have signed this Agreement as of
____________, 1998.



                                     -------------------------------------------
                                     Officer



                                     PHARMERICA, INC.


                                     By:
                                         ---------------------------------------
                                     Name:
                                           -------------------------------------
                                     Its:
                                         ---------------------------------------




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